Transaction

Date:	29 December, 2006
To:	Greenpoint Mortgage Funding Trust Mortgage Pass-Through Certificates,
Series 2006-AR8
c/o U.S. Bank, National Association
One Federal Street, 3rd Floor
Boston, MA 02110

From:	Lehman Brothers Special Financing Inc.
Kathy Tsang/Nick Stimola - Confirmations Group
Facsimile: (+1) 646-885-9551 (United States of America)
Telephone: 212-526-9257
Ref. Numbers:	Risk ID: 1389089L / Effort ID: 1175298 / Global Deal ID: 2804445

Dear Sir or Madam:

The purpose of this communication is to set forth the terms and conditions of the interest rate transaction that has been entered into on the Trade Date referred to below (the “Transaction”), between Lehman Brothers Special Financing Inc. (“Party A”) and U.S. Bank National Association, solely in its capacity as trustee (the “Trustee”) of Greenpoint Mortgage Funding Trust Mortgage Pass-Through Certificates, Series 2006-AR8, a trust (the “Trust” or “Party B”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation is subject to and incorporates the terms of the 1992 version of the preprinted multicurrency cross-border form of Master Agreement (the “Agreement”) published by the International Swaps and Derivatives Association, Inc. (“ISDA”), but without regard to any modifications or elections that the parties may be entitled to make pursuant to a Schedule except as provided in the Additional Provisions paragraph herein. All provisions contained in, or incorporated by reference to, the Agreement shall govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Transaction to which this Confirmation relates.

Party A and Party B each represents that entering into the Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party and that, upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a “Transaction” shall be deemed to be references to a “Cap Transaction”. Capitalized terms used herein not otherwise defined are given their meaning in the Prospectus Supplement, dated as of 27 December, 2006, relating to Structured Asset Securities Corporation., as Depositor, Lehman Brothers Holdings Inc., as Seller, Aurora Loan Services LLC, as Master Servicer, and Greenpoint Mortgage Funding Trust Mortgage Pass-Through Certificates, Series 2006-AR8, as Issuing Entity (the “Prospectus Supplement”).

LEHMAN BROTHERS SPECIAL FINANCING INC.
LEHMAN BROTHERS INC.
745 SEVENTH AVENUE, NEW YORK NY 10019

The terms of the particular Transaction to which this communication relates are as follows:
General Terms:
Trade Date:	21 December, 2006
Effective Date:	29 December, 2006
Termination Date:
The earlier of (i) the Distribution Date following the date on which the Class Principal Amount of the Class 1-A3B Certificates from the Greenpoint Mortgage Funding Trust Mortgage Pass-Through Certificates, Series 2006-AR8 is reduced to zero, or (ii) 25 January, 2047.

Principal Balance:
As reported on Bloomberg Financial Services, Inc. (“Bloomberg”) for GPMF 2006-AR8 for the Class 1-A3B Certificates, by entering CUSIP 39539H AE 0, <Mtge>, type “pdi4”, <Go>. If Bloomberg fails to publish the Class Principal Amount of the Class 1-A3B Certificates for any Calculation Period, the Class Principal Amount of the Class 1-A3B Certificates shall be provided by the Trustee to the Calculation Agent three Business Days prior to Floating Amounts Payer Period End Dates, pursuant to the Trust Agreement dated as of 01 December, 2006 among U.S. Bank National Association, as trustee, Aurora Loan Services LLC as master servicer, and Structured Asset Securities Corporation, as depositor (the “Trust Agreement”).

Notional Amount:	USD 43,220,000 for the initial Calculation Period, and for each Calculation Period thereafter, the Current Class Principal Amount of the Class 1-A3B Certificates.
Fixed Amounts:
Fixed Amount Payer:	Party B
Fixed Amount Payer Payment Dates:	Inapplicable
Fixed Amount:	By its execution hereof and with effect from the Trade Date above Party A irrevocably acknowledges receipt of all agreed consideration from Party B in respect of this Transaction.
Floating Amounts:
Floating Amount Payer:	Party A
Floating Amount Payer Payment Dates:	The 25th calendar day of each month, from and including 25 January, 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Risk ID: 1389089L / Effort ID: 1175298 / Global Deal ID: 2804445

Floating Amount:
The product of (1) Class Principal Amount of the Class 1-A3B Certificates immediately prior to that Distribution Date and (2) the excess, if any, between (x) one-month LIBOR plus (i) for the Accrual Period related to any Distribution Date occurring on or prior to the Initial Optional Termination Date 0.17% per annum, and (ii) for the Accrual Period related to any Distribution Date occurring after the Initial Optional Termination Date 0.34% per annum, and (y) the Net Funds Cap for that Distribution Date.

Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period
Business Days:	New York
Miscellaneous:
Calculation Agent:	Party A
Office:	For the purposes of this Transaction, Party A is not a Multibranch Party, and Party B is not a Multibranch Party.
Transfer:
Notwithstanding Section 7 of the Agreement, Party A may assign its rights and obligations under this Transaction, in whole and not in part, to any Affiliate of Holdings effective upon delivery to Party B of the guarantee by Holdings, in favor of Party B, of the obligations of such Affiliate.

Governing Law:	The laws of the State of New York (without reference to choice of law doctrine).
Credit Support Provider:	With respect to Party A, Lehman Brothers Holdings Inc.
Termination Currency:	USD

Risk ID: 1389089L / Effort ID: 1175298 / Global Deal ID: 2804445

Additional Provisions:

1.	Payments on Early Termination. For the purpose of Section 6(e) of the Agreement, Loss and the Second Method will apply.

2.	Representations. Section 3 of the Agreement is hereby amended by adding the following additional subsections:

(a)	No Agency. It is entering into this Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(b)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000.

(c)
No Reliance. In connection with the negotiation, entering into and execution of this Transaction, Party B acknowledges and agrees that: (i) Party A is acting for its own account and not as a fiduciary for, or financial or investment advisor to, Party B (or in any similar capacity) regardless of whether Party A provides Party B with market information or its views; (ii) Party B is not relying upon any communications (whether written or oral) from Party A as investment advice or as a recommendation to enter into this Transaction (other than the representations expressly set forth in the Agreement), it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction; (iii) Party B has not received from Party A any assurance or guarantee as to the expected results of this Transaction and understands the risks of the Transaction; (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Party A; and (v) Party B has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives.

(d)
Material Amendment. Party B represents that it will not enter into any amendments or other modification to the Prospectus Supplement or the Trust Agreement that would reasonably be expected to have an adverse effect on Party A without at least ten (10) Business Days’ prior notice to Party A and the prior written consent of Party A. If Party B does enter into any such an amendment or modification without the prior written consent of Party A, it shall be an Additional Termination Event with respect to Party B.

3.	Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will not apply to any Transaction between the parties hereto.

Risk ID: 1389089L / Effort ID: 1175298 / Global Deal ID: 2804445

4.
Waiver of Trial By Jury. Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this Transaction, and acknowledges that this waiver is a material inducement to the other party’s entering into this Transaction hereunder.

5.
Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Confirmation is executed and delivered by U.S. Bank, National Association (the “Trustee”), not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

6.
Non-Petition. Lehman Brothers Special Financing Inc. hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, the Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

7.
Any amendments, transfers or assignments of obligations under this Confirmation shall not be effective unless a Rating Agency confirms in writing that the rating of the Class A4 Certificates issued by the Trust will be unaffected by such action.

Account for Payment to
Party A in USD:	JPMorgan Chase Bank, New York
ABA # 021000021
A/C of Lehman Brothers Special Financing Inc.
A/C # 066-143543

Account for Payment to
Party B in USD:	U.S. BANK, NATIONAL ASSOCIATION
ABA # 091000022
ACCT.# 173103321118
Ref #108425212
Attn.:GPMF 2006-AR8 1-A3B Balance Cap Confirm

Risk ID: 1389089L / Effort ID: 1175298 / Global Deal ID: 2804445

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 646-885-9551 (United States of America), Attention: Documentation.

Yours sincerely,	Accepted and agreed to:

Lehman Brothers Special Financing Inc.	Greenpoint Mortgage Funding Trust Mortgage Pass-Through Certificates, Series 2006-AR8 By: U.S. Bank National Association not in its individual capacity but solely as Trustee
By: ________________________ Name: Title:

Risk ID: 1389089L / Effort ID: 1175298 / Global Deal ID: 2804445